SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2003

KRAFT FOODS INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Lakes Drive, Northfield, Illinois	60093-2753
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 646-2000

(Former name or former address, if changed since last report.)

Item 5.	Other Events.

Kraft Foods Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) a Prospectus dated September 22, 2003 and a Prospectus Supplement dated September 22, 2003 (Registration No. 333-86478) in connection with the public offering of $700,000,000 aggregate principal amount of 4% Notes due 2008 and $800,000,000 aggregate principal amount of 5¼% Notes due 2013 (collectively, the “Notes”). The purpose of this Current Report on Form 8-K (the “Report”) is to file with the Commission the Terms Agreement and certain other documents related to such offering.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits. The following documents are filed as part of this Report.

(c)	Exhibits.

1	Terms Agreement dated as of September 22, 2003

4.1(a)	Specimen of 4% Note due 2008

4.1(b)	Terms of Notes Schedule

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRAFT FOODS INC.

By:	/s/ JAMES P. DOLLIVE
Name:	James P. Dollive
Title:	Senior Vice President and Chief Financial Officer

Date: September 25, 2003

INDEX TO EXHIBITS

Exhibit No.	Description

1	Terms Agreement dated as of September 22, 2003

4.1(a)	Specimen of 4% Note due 2008

4.1(b)	Terms of Notes Schedule